Exhibit 3.1

CERTIFICATE OF TRUST

OF

iSHARES® DOW JONES-UBS ROLL SELECT COMMODITY INDEX TRUST

The undersigned, all of the trustees of iSHARES® DOW JONES-UBS ROLL SELECT COMMODITY INDEX TRUST, desiring to form a statutory trust pursuant to the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq (the “Act”), hereby certify as follows:

1.	The name of the statutory trust is iShares® Dow Jones-UBS Roll Select Commodity Index Trust (the “Trust”).

2.	The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is as follows:

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

3.	Effective Date. This certificate of the trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned have duly executed this certificate of trust in accordance with Section 3811(a)(1) of the Act.

BLACTKROCK INSTURTIONAL TRUST COMPANY, N.A., not individually but solely as trustee

By:	/s/ Jack Gee
Name: Jack Gee
Title: Managing Director

By:	/s/ Darek Wojnar
Name: Darek Wojnar
Title: Managing Director

WILMINGTON TRUST, NATIONAL ASSOCIATION., not individually but solely as trustee

By:	/s/ Dorri Costello
Name: Dorri Costello
Title: Banking Officer